UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2019

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35619 (Commission File Number)	45-0522567 (IRS Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act.

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                  Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	STML	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described under Item 5.07 of this Current Report on Form 8-K, on June 25, 2019, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Stemline Therapeutics, Inc. (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment to the Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock by 30,000,000 shares (the “Amendment”).

On June 26, 2019, following the Annual Meeting, the Company filed a certificate of amendment (the “Certificate”) giving effect to the Amendment with the Secretary of State of the State of Delaware. The number of authorized shares of the Company’s preferred stock was not affected by the Amendment and remained unchanged at 5,000,000 shares. The Certificate became effective upon filing with the Secretary of State of the State of Delaware. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 25, 2019 at the offices of its legal counsel, Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 at 10:00 a.m. Eastern Standard Time. Stockholders representing 36,522,526, or 83.84%, of the 43,561,110 outstanding shares as of the record date were present in person or by proxy. Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  At the annual meeting, all of the proposals were approved except for proposal 7.  The proposals below are described in detail in the Company’s definitive proxy statement dated April 30, 2019, as supplemented, for the annual meeting.

The following matters were voted on by the stockholders: (i) the election of two directors; (ii) the ratification of the appointment of Ernst & Young LLP as Stemline’s independent registered public accounting firm for the year ending December 31, 2019; (iii) the approval of an amendment to Stemline’s 2016 Equity Incentive Plan to increase the number of authorized shares issuable by 2,500,000 shares; (iv) the approval of an amendment to Stemline’s Certificate of Incorporation to increase the Company’s authorized share capital by 30,000,000 shares of common stock; (v) the approval, on an advisory basis, of the Company’s executive compensation; (vi) the approval, on an advisory basis, of the frequency of the advisory vote on compensation of the Company’s named executive officers; and (vii) to consider and act upon the stockholder proposal requesting a majority voting standard in uncontested director elections.   The results are as follows:

Item 1: Election of directors:

Nominee	Total Votes For	Total Votes Withheld	Broker Non- Votes
Mark Sard	28,473,404	4,152,644	3,896,478
Kenneth Zuerblis	27,608,557	5,017,491	3,896,478

Item 2: Ratification of the appointment of Ernst & Young LLP as Stemline’s independent registered public accounting firm for the year ending December 31, 2019:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
36,447,216	36,422	38,888	0

Item 3: Vote to approve an amendment to Stemline’s 2016 Equity Incentive Plan to increase the number of authorized shares issuable by 2,500,000 shares:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
20,923,594	11,653,318	49,136	3,896,478

Item 4: Vote to approve an amendment to Stemline’s Certificate of Incorporation to increase the Company’s authorized share capital by 30,000,000 shares of common stock:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
32,256,066	346,956	23,026	3,896,478

Item 5: Vote to approve, on an advisory basis, the Company’s executive compensation:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
18,741,768	13,768,543	115,737	3,896,478

Item 6: Vote to approve, on an advisory basis, the frequency of the advisory vote on compensation of the Company’s named executive officers:

Three Years	Two Years	One Year	Abstention	Broker Non-Votes
14,760,901	138,078	17,632,998	94,071	3,896,478

The Board’s recommendation to hold the advisory frequency vote on compensation of the Company’s named executive officers every three years did not receive a majority of the votes cast. While the Board values the opinion of the Company’s stockholders and has taken into consideration the recommendation of the Company’s stockholders to hold an advisory vote on executive compensation every year, the Company’s Board has determined, and believes it to be in the best interest of the Company, to hold an advisory vote on executive compensation every three years, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders of the Company.

Item 7: Vote to consider and act upon the stockholder proposal requesting a majority voting standard in uncontested director elections:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
18,477,398	11,297,042	2,851,608	3,896,478

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Stemline Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.
(Registrant)

Date: June 28, 2019

	By:	/s/ Kenneth Hoberman
Kenneth Hoberman
Chief Operating Officer